EXHIBIT 4.2

THIS STOCK PURCHASE WARRANT AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED (THE "GEORGIA ACT"), OR ANY OTHER APPLICABLE BLUE SKY LAW, AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (i) REGISTERED UNDER SUCH ACTS, (ii) IN THE OPINION OF LEGAL COUNSEL
REASONABLY ACCEPTABLE TO THE COMPANY AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR (iii) THE REQUEST FOR TRANSFER IS ACCOMPANIED BY NO-ACTION LETTERS FROM THE SECURITIES AND EXCHANGE COMMISSION AND THE APPLICABLE STATE SECURITIES COMMISSION.


                         TANNER'S RESTAURANT GROUP, INC.

                             STOCK PURCHASE WARRANT

November 2, 1999                                                   75,000 Shares

     Warrants to purchase 75,000 shares of common stock (the "Shares") of Tanner's Restaurant Group, Inc., a Texas corporation (the "Company"), are hereby granted to Ralph C. DiIorio, (the "Warrant Holder"), in consideration of certain services rendered to the Company, at the price herein provided, subject to the following terms and conditions:

     1. Exercise of Warrants. The warrants granted in this agreement (the "Warrant") may be exercised in whole or in part at any time until the Expiration Date (defined below), subject to the restrictions and conditions set forth in this Agreement:

          (a) Exercise Price. The exercise price (the "Exercise Price") per Share subject to the Warrant shall be $.04, subject to adjustment in accordance with the provisions of Section 7.

          (b) Expiration of Warrant Term. The Warrant will expire at 5:00 p.m., Atlanta, Georgia time, on October 31, 2004 (the "Expiration Date").

          (c) Payment. The Exercise Price shall be payable, at the option of the Holder, (i) by cash, check, or wireless transfer, or (ii) by cashless exercise, as herein provided. In the event that the Warrant Holder elects to exercise the Warrant by "cashless exercise", this Warrant shall represent the right to subscribe for and acquire the number of shares (rounded to the next highest integer) specified by the holder in the written notice required by Section 1(d) (the "Total Number") less the number of Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the Exercise Price by (B) the current market value of a share of Common Stock. In the absence of an established public market for the Common Stock, the Company's board of directors shall establish fair market value in a commercially reasonable manner.

          (d) Method of Exercise. The Warrant shall be exercisable, in whole or in part, by a written notice delivered to the Chief Financial Officer of the Company which shall:

               1.   State the  owner's  election to exercise  the  Warrant,  the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate for such Shares is to be registered, such person's address and tax identification number or (or, if more than one, the names, addresses and tax identification numbers of such persons), and whether the payment will be made pursuant to
                    Section 1(c)(i) or 1(c)(ii);

               2. Be signed by the person or persons entitled to exercise the Warrant and, if the Warrant is being exercised by any person or persons other than the original holder hereof, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Warrant; and

               3. Be in writing and be accompanied by the originally executed copy of this Warrant.


          (e) Partial Exercise. In the event of a partial exercise of the Warrant, the Company shall either issue a new agreement for the balance of the Shares subject to this Warrant after such partial exercise, or it shall conspicuously note hereon the date and number of Shares granted pursuant to such exercise and the number of Shares thereafter covered by this Warrant.


          (f) Restrictions on Exercise. The Warrant may not be exercised (i) if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation and (ii) unless the Company or the holder hereof, as applicable, obtains any approval or other clearance from any federal or state governmental agency or body which the Company determines to be necessary. As a condition to the exercise of the Warrant, the Company may require the person exercising this Warrant to make any representation or warranty to the Company as may be required to comply with any applicable law or regulation, including the Securities Act of 1933 and any applicable state securities laws.


     2. Restrictions on Transferability of Common Stock; Compliance with the Securities Act of 1933.

          (a) The Common Stock issued upon exercise of the Warrant shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933 (or any similar federal statute at the time in effect) and applicable state securities or blue sky laws regarding transfer of the Common Stock.

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


          (b) In the absence of an effective registration statement covering the shares, each certificate for shares of Common Stock issued upon exercise of the Warrant shall bear a legend stating that such shares have not been registered under the Securities Act of 1933 or any state securities laws and referring to the above restrictions on transferability and sale.


     3. Non-Transferability of Warrant. This Warrant and all rights hereunder are neither assignable nor transferable by the Warrant Holder without the Company's prior written consent and, if so requested by the Company, the delivery by the Warrant Holder to the Company of an opinion of counsel in form and substance satisfactory to the Company stating that such transfer or assignment is in compliance with the Securities Act of 1933 and any applicable state securities laws. More particularly, but without limiting the generality of the foregoing, the Warrant may not be assigned, transferred (except as provided above), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant contrary to the provisions hereof shall be without legal effect.

     4. Valid Issuance of Common Stock. The Company possesses the full authority and legal right to issue, sell, transfer, and assign this Warrant and the Common Stock issuable pursuant to this Warrant. The issuance of this Warrant vests in the holder the entire legal and beneficial interests in this Warrant, free and clear of any liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind except as described herein. The Common Stock that is issuable upon exercise of this Warrant, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

     5. Compliance with Securities Laws. The Warrant Holder understands that this Warrant and the Common Stock issuable upon exercise of the Warrant may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, or an exemption therefrom, that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such shares must be held indefinitely, and that the certificates representing the shares will bear a legend to this effect. The holder acknowledges that this warrant has been acquired for investment purposes and not with a view to distribution or resale. The holder understands that the shares are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated in part on the holder's representations set forth herein. In the absence of an effective registration statement covering the shares, the holder will sell, transfer or otherwise dispose of the shares only pursuant to an exemption from the requirements for registration under the Securities Act.

     6. Holder Not a Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Warrant Holder, as holder of the Warrant, any right whatsoever as a shareholder of the Company.



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


     7. Adjustments of Exercise Price and Number of Warrant Shares.

     (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other

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


rights to subscribe for or purchase any such stock. The foregoing  provisions of
this  Section  11  shall   similarly   apply  to   successive   reorganizations,
reclassifications, mergers, consolidations or disposition of assets.

     8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     9. Article and Section Headings. Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

     10. Notice. Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two
(2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Warrant:


The address of the Warrant Holder is:

     Ralph C. DiIorio
     7170 Cherry Bluff Drive
     Atlanta, Georgia 30350


The Address of Company is:

     Tanner's Restaurant Group, Inc.
     5500 Oakbrook Parkway
     Suite 260
     Norcross, Georgia 30093
     Attention: Timothy R. Robinson
     Telecopy No.: (770) 248-2299








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


with a copy to:

     Wade H. Stribling, Esq.
     Nelson Mullins Riley & Scarborough, L.L.P.
     999 Peachtree Street, Suite 1400
     Atlanta, Georgia  30309
     Telecopy No.:  (404) 817-6050

     11. Severability. If any provisions(s) of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     12. Entire Agreement. This Warrant between the Company and Warrant Holder represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

     13. Governing Law and Amendments. This Warrant shall be construed and enforced under the laws of the State of Georgia applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     14. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Warrant Holder.

     15. Counterparts. This Warrant may be executed in any number of counterparts and by different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.


     IN WITNESS WHEREOF, the Company has executed and the Warrant Holder has accepted this Warrant Agreement as of the date and year first above written.

                                              TANNER'S RESTAURANT GROUP, INC.


                                              By: /s/ Clyde E. Culp, III
                                              --------------------------
                                              Chief Executive Officer



                                              RALPH C. DiIORIO


                                              By: /s/ Ralph C. DiIorio
                                              ------------------------


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